     As filed with the Securities and Exchange Commission on
                         April 21, 1998

                                        Registration No. 33-58689



               SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549
                   ___________________________

                Post-Effective Amendment No. 1 to
                            FORM S-8
                     Registration Statement
                              Under
                   The Securities Act of 1933
                    _________________________

                     SUNDSTRAND CORPORATION
     (Exact name of registrant as specified in its charter)
              Delaware                     36-1840610
   (State or other jurisdiction of      (I.R.S. Employer
   incorporation or organization)      Identification No.)

                     Sundstrand Corporation
                      4949 Harrison Avenue
                          P.O. Box 7003
                 Rockford, Illinois  61125-7003

      (Address of principal executive offices and zip code)

  SUNDSTRAND CORPORATION NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
        SUNDSTRAND CORPORATION DIRECTOR COMPENSATION PLAN
                    (Full title of the plans)

                         Mary Ann Hynes
                     Sundstrand Corporation
                      4949 Harrison Avenue
                          P.O. Box 7003
                 Rockford, Illinois   61125-7003
             (Name and address of agent for service)

                         (815) 226-6000
  (Telephone number, including area code, of agent for service)
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                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*
          ----------------

Item 2.   Registrant Information and Employee Plan Annual
          -----------------------------------------------
          Information.*
          -----------


*Information required by Part I to be contained in a prospectus that meets the requirements of Section 10(a) is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 ("1933 Act") and the note to Part I of Form S-8.



                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

The following documents filed with the Securities and Exchange
Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which is dated March 10, 1998,
     File No. 1-5358.

(b) The description of the Registrant's Common Stock, $.50 par value per share ("Common Stock"), which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934 ("1934 Act"), including any amendments or reports filed for the purpose of updating such description.

(c) The description of the Rights contained in the Company's Registration Statement on Form 8-A/A (Amendment No. 2) dated November 27, 1995, and the amended description of the rights contained in the Company's Registration Statement on Form 8-A12B/A (Amendment No. 3) dated May 10, 1996, and including any amendment or report filed for the purpose of further updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by

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reference and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration
Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.
          -------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the General Corporation Law of Delaware provides that a corporation created thereunder may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of such corporation or is or was serving at the request of such corporation as a director or officer of another corporation or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, subject to certain limitations referred to therein.

     Article VI of the Registrant's By-Laws provides for indemnification of directors and officers as follows:

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a division thereof, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.


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          The provisions of this Article shall be deemed to be a
     contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, and with respect to the Employee Retirement Income Security Act of 1974, or any other applicable laws, as from time to time in effect, indemnify any officer, director or employee of the Corporation or an affiliated corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving at the request of the Corporation as an individual Trustee, Committee member, administrator or fiduciary of a pension or other benefit plan for employees of the Corporation, or of an affiliated corporation or other enterprise.

          Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation or a division thereof, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.

          The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, pay expenses, including attorneys' fees, incurred in defending any


                              II-3
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     action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, to any person who is or was a party or is threatened to be made a party to any such threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by applicable laws.

     Article Sixteenth of the Registrant's Restated Certificate of Incorporation provides that "No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article."


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.


Item 8.   Exhibits.
          --------

          The exhibits filed herewith are set forth in the
Exhibit Index filed as part of this Registration Statement on pages II-8 - II-9 hereof.


Item 9. Undertakings.
        ------------

     A.   Undertaking Pursuant to Rule 415:

          The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of Common Stock are being made under the Sundstrand Corporation
Nonemployee Director Stock Option Plan or the Sundstrand
Corporation Director Compensation Plan, a post-effective amendment to this Registration Statement:

           (i)  (Not applicable);

           (ii) (Not applicable);


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           (iii)  to include any material information with respect
     to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Undertaking Regarding Documents Subsequently Filed
          Under the 1934 Act:

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     C.   Undertaking Regarding Indemnification:

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                           II-5
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                            SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on April 21, 1998.

                                 SUNDSTRAND CORPORATION



                              By:  /s/ Paul Donovan
                                   -----------------------
                                   Paul Donovan
                                   Executive Vice President and
                                   Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 1998.



/s/ Robert H. Jenkins               Chairman of the Board,
-------------------------           President and Chief Executive
Robert H. Jenkins                   Officer and Director



/s/ Paul Donovan                   Executive Vice President and
-------------------------          Chief Financial Officer
Paul Donovan



/s/ DeWayne J. Fellows             Vice President and Controller
--------------------------
DeWayne J. Fellows



Gerald Grinstein*                  Director
--------------------------
Gerald Grinstein



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Charles Marshall*                  Director
--------------------------
Charles Marshall



Klaus H. Murmann*                  Director
--------------------------
Klaus H. Murmann



Ward Smith*                        Director
--------------------------
Ward Smith



Berger G. Wallin*                  Director
--------------------------
Berger G. Wallin



--------------------------         Director
J.P. Bolduc



--------------------------         Director
Richard A. Abdoo



--------------------------         Director
Ilene S. Gordon



*By: /s/ Paul Donovan              April 21, 1998
     --------------------------
     Paul Donovan, Attorney-in-Fact


     Paul Donovan, by signing his name hereto, does hereby sign this document on behalf of each of the persons whose name appears above with an asterisk, pursuant to powers of attorney executed by such persons, which are included as Exhibit 24 to this Registration Statement.

                              II-7
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                          EXHIBIT INDEX
                          -------------

Exhibit
Number       Description of Exhibit
-------      ----------------------


4(a)         Credit Agreement dated as of
             January 28, 1993, among Registrant
             and seven banking institutions
             including Morgan Guaranty Trust
             Company of New York, as Agent
             (filed as Exhibit (4)(a) to
             Registrant's Annual Report on Form
             10-K for the fiscal year ended
             December 31, 1992, File No. 1-5358,
             and incorporated herein by
             reference); Amendment No. 1 dated
             October 15, 1993, and Amendment No.
             2 dated October 31, 1994, to the
             Credit Agreement (filed as Exhibit
             (4)(b) to Registrant's Annual
             Report on Form 10-K for the fiscal
             year ended December 31, 1994, File
             No. 1-5358, and incorporated herein
             by reference); and Amendment No. 3
             dated November 30, 1995, to the
             Credit Agreement (filed as Exhibit
             4(c) to Registrant's Annual Report
             on Form 10-K for the fiscal year
             ended December 31, 1995, File No. 1-
             5358, and incorporated herein by
             reference); and Amended and
             Restated Credit Agreement dated
             December 16, 1996, to the Credit
             Agreement (filed as Exhibit 4(a) to
             Registrant's Annual Report on Form
             10-K for the fiscal year ended
             December 31, 1996, File No. 1-5358,
             and incorporated herein by
             reference).

4(b)         Second Amended and Restated Rights
             Agreement between Registrant and
             Harris Trust and Savings Bank, as
             Rights Agent, dated November 21,
             1995 (filed as Exhibit 1 to
             Registrant's Form 8-A/A (Amendment
             No. 2) dated November 27, 1995,
             File No. 1-5358, and incorporated
             herein by reference); and First
             Amendment to Second Amended and
             Restated Rights Agreement, dated
             February 20, 1996 (filed as Exhibit
             4(e) to Registrant's Annual Report
             on Form 10-K for the fiscal year
             ended December 31, 1995, File No. 1-
             5358, and incorporated herein by
             reference).


                           II-8
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4(c)         Lease dated as of December 14,
             1987, between Registrant and
             Greyhound Real Estate Investment
             Six, Inc. (filed as Exhibit (4)(f)
             to Registrant's Annual Report on
             Form 10-K for the fiscal year ended
             December 31, 1987, File No. 1-5358,
             and incorporated herein by
             reference).

4(d)         Note Agreement of Registrant dated
             May 15, 1991 (filed as Exhibit
             (19)(c) to Registrant's Quarterly
             Report on Form 10-Q for the quarter
             ended June 30, 1991, File No. 1-
             5358, and incorporated herein by
             reference); and Amendment effective
             December 31, 1991, to the Note
             Agreement (filed as Exhibit (19)(c)
             to Registrant's Quarterly Report on
             Form 10-Q for the quarter ended
             September 30, 1992, File No. 1-
             5358, and incorporated herein by
             reference).

4(e)         Note Agreement of Registrant dated
             October 31, 1991 (filed as Exhibit
             (4)(l) to Registrant's Annual
             Report on Form 10-K for the fiscal
             year ended December 31, 1991, File
             No. 1-5358, and incorporated herein
             by reference); and Amendment dated
             December 1, 1995, to the Note
             Agreement (filed as Exhibit 4(1) to
             Registrant's Annual Report on Form
             10-K for the fiscal year ended
             December 31, 1995, File No. 1-5358,
             and incorporated herein by
             reference).

4(f)         Note Agreement of Registrant dated
             December 2, 1991 (filed as Exhibit
             (4)(m) to Registrant's Annual
             Report on Form 10-K for the fiscal
             year ended December 31, 1991, File
             No. 1-5358, and incorporated herein
             by reference).

23           Consent of Independent Auditors.

24           Power of Attorney.


                            II-9
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                           Exhibit (23)

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 to Form S-8) to be filed April 21, 1998, and related Prospectus pertaining to the Sundstrand Corporation Nonemployee Director Stock Option Plan and the Sundstrand Corporation Director Compensation Plan, of our report dated January 27, 1998, with respect to the consolidated financial statements of Sundstrand Corporation and subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP
                                          ---------------------
                                          ERNST & YOUNG LLP


Chicago, Illinois
April 17, 1998

                                                     Exhibit (24)



                       POWER OF ATTORNEY
                       -----------------


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, SUNDSTRAND CORPORATION, a Delaware corporation, does hereby nominate, constitute and appoint DON R. O'HARE and PAUL DONOVAN and either or both of them, as its true and lawful attorneys-in-fact, in its name and on its behalf to file with the Securities and Exchange Commission a Registration Statement on Form S-8 and any amendments, supplements and post-effective amendments thereto, in connection with the registration under the Securities Act of 1933, as amended, of up to 232,000 shares of the Corporation's Common Stock, par value $.50 per share, which are available for grant under the proposed Sundstrand Corporation Nonemployee Director Stock Option Plan and Sundstrand Corporation Nonemployee Director Compensation Plan.

         That each of the undersigned directors and officers of said Corporation does hereby nominate, constitute and appoint DON
R. O'HARE and PAUL DONOVAN and either or both of them, as his true and lawful attorneys-in-fact, in his name and in the capacity indicated below, to execute the aforesaid Form S-8.

         And the undersigned do hereby authorize and direct the said attorneys-in-fact, and any one or all of them, to execute and deliver such other documents to the Securities and Exchange Commission and to take all such other action as they or any one of them may consider necessary or advisable to the end that said Form S-8 shall comply with the Securities Act of 1933, as amended, and the applicable rules, rulings and regulations of the Securities and Exchange Commission.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 21st day of February, 1995.

                                   SUNDSTRAND CORPORATION



                               By: /s/ Don R. O'Hare
                                   -------------------------
                                   Don R. O'Hare
                                   Chairman of the Board and
                                   Chief Executive Officer

(CORPORATE SEAL)

ATTEST:



/s/ Richard M. Schilling
----------------------------
Richard M. Schilling
Secretary

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SIGNATURE                          TITLE
---------                          -----



/s/ Don R. O'Hare                  Chairman of the Board and
-------------------------          Chief Executive Officer
Don R. O'Hare



/s/ Paul Donovan                   Executive Vice President and
-------------------------          Chief Financial Officer
Paul Donovan



/s/ DeWayne J. Fellows             Vice President and Controller
-------------------------
DeWayne J. Fellows



-------------------------          Director
J. P. Bolduc



/s/ Gerald Grinstein               Director
-------------------------
Gerald Grinstein



/s/ Charles Marshall               Director
-------------------------
Charles Marshall



/s/ Klaus H. Murmann               Director
-------------------------
Klaus H. Murmann

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SIGNATURE                          TITLE
---------                          -----



/s/ Donald E. Nordlund             Director
 -------------------------
Donald E. Nordlund



/s/ Thomas G. Pownall              Director
--------------------------
Thomas G. Pownall



--------------------------         Director
John A. Puelicher



/s/ Ward Smith                     Director
--------------------------
Ward Smith



/s/ Robert J. Smuland              Director
--------------------------
Robert J. Smuland



/s/ Berger G. Wallin               Director
--------------------------
Berger G. Wallin